EXHIBIT 10.2

SECOND AMENDMENT TO

MASTER CREDIT AGREEMENT

This Second Amendment to Master Credit Agreement (“Amendment” or “Second Amendment”) is made and entered into effective as of March 13, 2018 (the “Effective Date”), by and between ABE South Dakota, LLC, a South Dakota limited liability company (“Borrower”), and AgCountry Farm Credit Services, PCA, a federal production credit association organized under the Farm Credit Act of 1971, as amended (“Lender”) for the purpose of amending the Master Credit Agreement between Borrower and Lender dated as of December 29, 2015 (the “Master Agreement”) as subsequently amended by the Limited Waiver and First Amendment to Master Credit Agreement dated as of September 28, 2016.

RECITALS

A.

Concurrently herewith, Borrower and Lender are entering into that certain Fourth Supplement to Master Credit Agreement (Construction and Term Loan Facility) (the “Fourth Supplement”), pursuant to which Lender will provide financing to fund a portion completion of certain upgrades and enhancements to Borrower’s ethanol production plant located in Aberdeen, South Dakota.

B.

Borrower’s investment in such project will cause Borrower’s Capital Expenditures to exceed annual limitations under the Credit Agreement; and, subject to the terms hereof, Lender agrees to amend the annual Capital Expenditures limitation to accommodate the investment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the Parties agree as follows:

1.Definitions.  Capitalized terms used herein without definition have the meanings specified in the Master Agreement.  The following definitions are hereby added to Attachment I to the Master Agreement:

“Adjusted Margin” has the meaning provided in Section 1.14.

“LIBOR” has the meaning given to such term in each Supplement.

“LIBOR Termination Date” has the meaning provided in Section 1.14.

“Prime Rate” has the meaning provided in Section 1.14.

“Replacement Index” has the meaning provided in Section 1.14.

2.Effectiveness; Conditions Precedent.  This Amendment will become effective upon the delivery to Lender, in form and substance satisfactory to Lender, of Borrower’s duly executed counterparts of this Amendment and the Fourth Supplement, together with satisfaction of each of the conditions set forth in Section 3 of the Fourth Supplement.

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3.Temporary Amendment of Capital Expenditures Covenant.  For each of the years ending September 30, 2018, and September 30, 2019, Borrower may make Capital Expenditures in an amount not to exceed $6,000,000 per year, notwithstanding Section 5.03 of the Master Agreement.  Borrower’s maximum Capital Expenditure authorization under such Section 5.03 of the Master Agreement shall revert to $2,000,000 for all years ending after September 30, 2019.

4.Designation of a Replacement Index.  Article 1 of the Master Agreement is amended to include the following Section 1.14:

Section. 1.14Replacement of LIBOR Index

a.

If  at any time Lender determines (which determination shall be final and conclusive, absent manifest error) that either (1) (A) LIBOR will no longer be available after a certain date and such unavailability is unlikely to be temporary, or (B) the applicable supervisor or administrator (if any) of LIBOR or a Governmental Authority having jurisdiction over Lender has made a public statement identifying the specific date after which LIBOR shall no longer be used for determining interest rates for loans, or (2) a rate other than the LIBOR has become a widely recognized benchmark rate for newly originated loans comparable to the Loans made hereunder that are subject to a rate based in whole or in part on LIBOR, then Lender may notify Borrower than it has designated a certain date after which LIBOR will become unavailable (the “LIBOR Termination Date”) and, in its sole discretion choose a replacement index for LIBOR (the “Replacement Index”) such that, to the extent practicable, the interest rate based on the Replacement Index will be substantially equivalent to the LIBOR-based interest rate in effect prior to its replacement (with due consideration for any effects of the transition from LIBOR to the Replacement Index as well as any yield- or risk-based differences between LIBOR and the Replacement Index), provided that the Replacement Index shall not be less favorable to the Lender than LIBOR.

b.

Lender and Borrower will enter into an amendment to each affected Supplement to reflect the Replacement Index, together with such other related amendments as may be appropriate in the Lender’s discretion, for the implementation and administration of the Replacement Index-based rate as to each affected Loan.

c.

For LIBOR-based rates based on the one-month LIBOR rate, from the occurrence of a LIBOR Termination Date and until an amendment reflecting a new Replacement Index has become effective in accordance with this Section 1.14 and Section 8.02 hereof, such one-month LIBOR-based rate shall be determined by Lender equal to the “Prime Rate” published in the Wall Street Journal from time to time plus an “Adjusted Margin” equal to (1) the one-month LIBOR plus the Margin (as defined in the applicable Supplement) in effect on the LIBOR Termination Date,

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minus (2) the Prime Rate in effect on the LIBOR Termination Date. Lender’s determination of the Prime Rate and Adjusted Margin shall be final and conclusive, absent manifest error.

5.Representations; Events of Default.  In order to induce Lender to execute this Amendment, Borrower, as of the date of this Amendment, hereby: (a) makes and renews the representations and warranties contained in Article III of the Master Agreement, and (b) certifies to Lender that there are no existing Defaults or Events of Default.

6.General.  On and after the effectiveness of this Amendment, each reference in the Master Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Master Agreement, and each reference in the Loan Documents to the Master Agreement or the Credit Agreement, shall mean the Master Agreement or the Credit Agreement, as the case may be, as amended by this Amendment.  Except to the extent amended by this Amendment the Credit Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

7.Expenses and Fees.  Borrower shall pay or reimburse the Lender for attorneys’ fees and costs of Lender’s legal counsel in connection with the preparation, execution, delivery and consummation of this Amendment and the transactions and documents related to or contemplated hereby.

8.Counterpart Signatures.  This Amendment may be executed by each party in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one binding document.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

BORROWER:

ABE SOUTH DAKOTA, LLC

By:  /s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By:/s/ Jessica Bernstien

Name: Jessica Bernstien

Its:    Vice President – Agribusiness and

Capital Markets

SIGNATURE PAGE TO SECOND AMENDMENT TO
MASTER CREDIT AGREEMENT

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